SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: January 10, 2012

Franklin Wireless Corp.
(Exact name of registrant as specified in its charter)

California	0-11616	95-3733534
(State or other jurisdiction	(Commission	(IRS Employer
or incorporation)	File Number)	Identification No.)

6205 Lusk Blvd.
San Diego, California 92121
(Address of principal executive offices)

Registrant's telephone number, including area code:
(858) 623-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

The Company has learned that its officers and directors have been named as defendants in an action filed on December 14, 2011 by Sherman Capital Group LLC, Singer Children’s Management Trust, David S. Oros, Milfam NG LLC and Lloyd I. Miller-Trust C in the Superior Court of the State of California for the County of San Diego (Case No. 37-2011-00102496-CU-BT-CTL). The complaint seeks damages and declaratory relief for alleged breaches of fiduciary duty by the officers and directors in the management of the Company, as well as attorneys’ fees. The Complaint does not specify an amount of damages. The Company believes the action is without merit, and intends to vigorously defend itself against these allegations.

As the officers and directors are entitled to indemnity from the Company under the Bylaws, the Company has notified its directors’ and officers’ liability insurer, which has confirmed coverage.  The Company does not believe the action will have a material effect on the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN WIRELESS CORP.

By:	/s/ OC Kim
OC Kim, President

Date January 10, 2012